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                                                                      EXHIBIT 10

                                FOURTH AMENDMENT

                                       TO

                    DELL COMPUTER CORPORATION INCENTIVE PLAN

     Dell Computer Corporation, a Delaware corporation (the "Company"), hereby adopts an amendment to the Dell Computer Corporation Incentive Plan, dated June 22, 1994, as amended (the "Incentive Plan"), as specified below.

                                    RECITALS

     A. The Incentive Plan was submitted to, and approved by, the stockholders of the Company at the Company's annual meeting of stockholders held on June 22, 1994. Following such approval, the Incentive Plan was adopted by the Company effective June 22, 1994. The Incentive Plan was subsequently amended effective July 21, 1995, November 30, 1995 and July 18, 1997.

     B. The Board of Directors of the Company (the "Board") has duly adopted resolutions approving the amendment to the Incentive Plan described herein and directing that the Incentive Plan be amended as described herein.

     Now, therefore, the Company hereby adopts the following amendment to the Incentive Plan.

     1. Section 2.7 of the Incentive Plan is hereby deleted and replaced in its entirety with the following:

          2.7  Limitation on Certain Stock Awards.

             (a) No more than twenty percent of the aggregate shares of Stock which may be issued under the Plan may be issued pursuant to Stock Awards; provided, however, that the limitation expressed in this Section
        2.7 shall not apply with respect to shares of Stock issued in connection with the exercise or settlement of an Option, Stock Appreciation Right, or Performance Unit, whether or not such shares of Stock are subject to a substantial risk of forfeiture when issued.

             (b) Except for the Unrestricted Pool (as defined below), all Restricted Awards (as defined below) shall either be subject to a vesting period of three years or more or be subject to vesting that is contingent upon specified performance standards. A Restricted Award that is within the Unrestricted Pool may be subject to whatever vesting restriction the Committee specifies, if any. For purposes of this subsection (b), the term "Unrestricted Pool" shall mean, for each fiscal year of the Corporation, a number of Restricted Awards that is equal to 5% of the total number of Awards made hereunder during such fiscal year; and the term "Restricted Award" shall mean either of the following: (1) a Stock Award or (2) an Option with an associated Exercise Price that is less than 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option (provided, however, that an Option not shall be included in this clause (2) if the recipient pays, or otherwise foregoes value to, the Corporation in an amount at least equal to the difference between the Fair Market Value per share of Stock on the Date of Grant and the Exercise Price). The provisions of this subsection (b) shall apply in addition to any other limitations or restrictions on the award of Restricted Awards provided for herein, including the aggregate limit on the number of Stock Awards that may be issued hereunder (as described in subsection (a) of this Section 2.7) and the limit on the permissible discount available for Options (as described in Section 6.4).

     2. No Effect on Other Provisions. Except as described in Paragraph 1 above, the terms, conditions and provisions of the Incentive Plan shall remain in full force and effect and shall be unaffected by this amendment.

     3. Effective Date of Amendment. This amendment, and the changes to the provisions of the Incentive Plan effected hereby, shall be effective as of September 12, 1997.
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     In witness whereof, the Company, acting by and through its duly authorized officer, has executed this instrument to be effective as of the date specified in Section 3 above.

                                            DELL COMPUTER CORPORATION

                                            By:    /s/ MICHAEL S. DELL

                                            ------------------------------------
                                                      Michael S. Dell
                                            Chairman and Chief Executive Officer

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